UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2009

SWAV ENTERPRISES LTD.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53223	N/A
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Unit 2806 – 6th Street, S.W.
Calgary, Alberta,
Canada T2P 1X5
(Address of Principal Executive Offices)
(Zip Code)

(403) 239-2351
(Registrant's Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report)

Copies to:
The Sourlis Law Firm
Virginia K. Sourlis, Esq.
214 Broad Street
Red Bank, New Jersey 07701
T: (732) 530-9007
F: (732) 530-9008
www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

EXPLANATORY NOTE

     This Amendment No. 1 to Form 8-K amends and restates that certain 8-K, dated December 22, 2009, filed with the Securities and Exchange Commission on December 22, 2009.

Item 1.02 Termination of a Material Definitive Agreement.

On September 21, 2009, SWAV Enterprises, Ltd., a Nevada corporation (the “Company”), entered into a Share Transaction Purchase Agreement (the "Transaction Agreement") with Carlyle Gaming Limited, a Canadian company ("Carlyle"). Pursuant to the Transaction Agreement, the Company was to issue 100 shares of SWAV common stock to Carlyle in consideration for 100% of the issued and outstanding shares of common stock of Carlyle. As a result of the transaction, Carlyle was to become a wholly-owned subsidiary of the Company. Mr. Sandy J. Masselli, Jr. (the “Purchaser”) owns 100% of Carlyle.

Simultaneously with the execution of the Transaction Agreement, the Selling Stockholders named in that certain Stock Purchase Agreement, dated September 21, 2009 (the "Stock Purchase Agreement), were to sell an aggregate of 10,399,470 shares of their common stock of the Company to the Purchaser, representing approximately 85% of the issued and outstanding shares of common stock of the Company, in consideration for an aggregate purchase price of $300,000 (the “Purchase Price”).

According to the Section 5.2 of the Stock Purchase Agreement, in order to consummate the transactions contemplated by Transaction Agreement and the Stock Purchase Agreement, the Purchaser was required to deliver the Purchase Price in U.S. currency by wire transfer to a representative of the Selling Stockholders on the closing date. However, the Purchaser did not do so and as a result of his failure to pay the Purchase Price, the transactions contemplated by the Transaction Agreement and the Stock Purchase Agreement were never consummated and such agreements were terminated on December 22, 2009, effective immediately.

Also, pursuant to the terms and conditions of the Transaction Agreement and Stock Purchase Agreement, upon the consummation of the transactions contemplated by such agreements, the Purchaser was to become the Chief Executive Officer and Chairman of the Company and the existing officers of the Company, Pui Shan Lam and Vanleo Y.W. Fung, were to resign from their positions with the Company. Because the transactions contemplated by the Transaction Agreement and Stock Purchase Agreement were never consummated due to the fact that the Purchaser failed to pay the Purchase Price, the executive officers of the Company retained their positions with the Company and the Purchaser was not appointed as an executive officer of director of the Company. Pui Shan Lam remained the President, Chief Executive Officer and Director of the Company and Vanleo Y.W. Fung remained the Chief Financial Officer, Secretary and Director of the Company and such individuals continue to serve in such capacities presently.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWAV ENTERPRISES LTD.

By: /s/PUI SHAN LAM
Pui Shan Lam
Chief Executive Officer and Director

February 18, 2010